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                                                                   EXHIBIT 10.53

                           LINE OF CREDIT AGREEMENT

This Line of Credit Agreement ("Agreement") is made and entered into this 30th day of April, 1998 by and between SANWA BANK OF CALIFORNIA (the "Bank") and TAG-IT, INC. and PACIFIC TRIM & BELT, INC. (each a "Borrower" and collectively the "Borrowers").

                                   SECTION I

                                  DEFINITIONS

1.0 CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     A. "ADVANCE" shall mean an advance to the Borrowers under any line of credit facility or similar facility provided for in Section II of this Agreement which provides for draws by the Borrowers against an established credit line.

     B. "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

     C. "COLLATERAL" shall mean any personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     D. "DEBT" shall mean, with respect to each Borrower or all the Borrowers collectively, as the case may be, all liabilities of the Borrowers less Subordinated Debt.

     E. "EFFECTIVE TANGIBLE NET WORTH" shall mean, with respect to each Borrower or all the Borrowers collectively, as the case may be, the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense, notes and accounts receivables received from shareholders related parties and similar intangible items).

     F. "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (i) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, or accidental non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous
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     Materials at, in, or from property owned, operated or
     controlled by any Borrower, or (ii) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     G. "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     H. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     I. "EVENT OF DEFAULT" shall have the meaning set forth in the section herein entitled "Events of Default".

     J. "HAZARDOUS MATERIALS" shall mean all those substances which are regulated by, or which may form the basis of liability under any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     K. "INDEBTEDNESS" shall mean, with respect to each Borrower or all the Borrowers collectively, as the case may be, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which any Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which any Borrower is liable, contingently or otherwise, or in respect of which any Borrower otherwise assures a creditor against loss.

     L. "OBLIGATIONS" shall mean all amounts owing by the Borrowers to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

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     M.  "PERMITTED LIENS" shall mean: (i) liens and security interests securing indebtedness owed by the Borrowers to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith, provided proper reserves are maintained therefor in accordance with generally accepted accounting procedure; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to this Agreement; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrowers' assets.

     N. "REFERENCE RATE" shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate to which loans may be made by the Bank at, below or above such reference rate.

     O. "SUBORDINATED DEBT" shall mean, with respect to each Borrower or all the Borrowers collectively, as the case may be, such liabilities of the Borrowers which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

1.02 ACCOUNTING TERMS. All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financing statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and except where otherwise specified all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.03 OTHER TERMS. Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                   SECTION II

                               CREDIT FACILITIES

2.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrowers the credit accommodations that follow.

2.02 LINE OF CREDIT FACILITY. The Bank agrees to make loans and Advances to the Borrowers, upon the Borrowers' request therefor made prior to the Expiration Date (as defined below in this Section 2.02), up to a total principal amount from time to time outstanding of not more than

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$2,000,000.00. Within the foregoing limits, the Borrowers may borrow, partially or wholly prepay, and may borrow under this Line of Credit facility.

     A. PURPOSE. Advances made under this Line of Credit shall be used for working capital purposes.

     B. INTEREST RATE. Interest shall accrue on the outstanding principal balance of Advances under this Line of Credit at a variable rate equal to the Bank's. Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".)
     The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

     C. PAYMENT OF INTEREST. The Borrowers hereby promise and agree, jointly and severally, to pay interest monthly on the last day of each month, commencing on May 31, 1998.

     D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on May 31, 1999 the Borrowers hereby promise and agree, jointly and severally, to pay to the Bank in full the aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon.

     Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

     E. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any potion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5 %) of such past due payment may be assessed and shall be immediately payable.

     F. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrowers (i) when credited to any deposit account of any Borrower maintained with the Bank or (ii) when paid in accordance with the Borrowers' written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from any Borrower in form acceptable to the Bank, which notice shall be received not later than 2:00 p.m. (California
     Time) on the date specified for such Advance, which date shall be a Business Day. Requests for Advances received after such time may, at the Bank's option, be deemed to be a request for an Advance to be made on the next succeeding Business Day.

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     G.  EXPIRATION OF THE LINE OF CREDIT FACILITY.  Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrowers hereunder shall automatically expire on May 31, 1999 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

     H. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits as shall be appropriate in connection with the Line of Credit facility (the "Line Account"). The Bank shall provide the Borrowers with a monthly statement of the Borrowers' Line Account, which statement shall be considered to be correct and conclusively binding on the Borrowers unless the Bank is notified by the Borrowers to the contrary within thirty (30) days after the Borrowers' receipt of any such statement which is deemed to be incorrect.

     I. AMOUNTS PAYABLE ON DEMAND. If the Borrowers fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrowers' failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Line of Credit facility.

     In addition, the Borrowers hereby authorize the Bank, if and to the extent payment owed to the Bank under this Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by any Borrower with the Bank any amount so due.

2.03 LETTER OF CREDIT FACILITY. The Bank agrees to issue commercial letters of credit (each a "Letter of Credit") on behalf of the Borrowers; provided however, that at no time shall the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, exceed the sum of $500,000.00; and provided further, that this Letter of Credit facility is a sub-facility of the above $2,000,000.00 Line of Credit facility and at no time shall the total amount outstanding under such facility together with the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, (plus any amounts outstanding under any sub-facilities of the above main facility) exceed the sum of $2,000,000.00.

     A. ISSUANCE FEES, COSTS AND COMMISSIONS. Upon the Bank's request, the Borrowers shall promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

     B. EXPIRATION OF FACILITY. The commitment by the Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on May 31, 1999 and no Letter of Credit shall expire on a date which is after such date.

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     C.  LIMITATIONS ON LETTERS OF CREDIT.  Each Letter of Credit shall, by its terms, expire no more than 90 days after its date of issue. Further, each Letter of Credit shall be in form and substance and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

     D. ISSUANCE OF LETTERS OF CREDIT. Prior to the issuance of each Letter of Credit but in no event later than 10:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the Borrowers shall deliver to the International Department of the Bank a duly executed form of the Bank's standard form of application for issuance of a letter of credit with proper insertions.

2.04 NON-USAGE FEE. The Borrower shall pay to the Bank a fee (the "Non-Usage Fee") in an amount equal to one-half of one percent (0.50%) per annum on the difference (if any ) between the Line of Credit facility amount and the average daily outstanding balances under this Line of Credit. The fee shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed. The fee shall begin to accrue on the date of this Agreement and shall be due and payable quarterly in arrears on the last day of April, July, October and January in each year, commencing on the first such date after the date of this Agreement.

2.05 JOINT AND SEVERAL LIABILITY. Notwithstanding that monies may be advanced to a particular Borrower hereunder, each Borrower is jointly and severally liable for all Indebtedness incurred hereunder and for compliance with all terms and conditions set forth herein. By each Borrower's respective execution of this Agreement, each such Borrower, jointly and severally, promises and agrees to pay and to guarantee the obligations incurred hereunder and does hereby severally waive presentment, demand, protest and notice of protest, dishonor and nonpayment. Each Borrower expressly consents to the extension of time for the performance of any obligation hereunder and the release of any party liable for the obligation. The release of any party liable hereunder shall not operate to release any other party.

                                  SECTION III

                              CONDITIONS PRECEDENT

3.01 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT AND/OR FIRST ADVANCE. The obligation of the Bank to make the initial extension of credit and/or the first Advance hereunder is subject to the conditions precedent that the Bank shall have received before the date of such extension of credit and/or the first Advance all of the following, in form and substance satisfactory to the Bank:

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     A.  AUTHORITY TO BORROW.  Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all menu, instruments and agreements required under this Agreement and all other actions to be taken by the Borrowers hereunder or thereunder.

     B. GUARANTORS. Continuing guaranties in favor of the Bank, in form and substance satisfactory to the Bank, executed by Tag-It Pacific, Inc., A.G.S., Inc., Tag-It Printing & Packaging Ltd. and Tag-It de Mexico S.A. de C.V. (each a 'Guarantor'), together with evidence that the execution, ad performance of the Guaranties by each Guarantor has been duly authorized.

     C. LOAN FEES. Evidence that any required loan fees and expenses as set forth above with respect to each credit facility have been paid or provided for by the Borrowers.

     D. AUDIT. The opportunity to conduct an audit of the Borrowers' books, records and operations and the Bank shall be satisfied as to the condition thereof.

     E. MISCELLANEOUS DOCUMENTS. Such other documents, instruments, agreements and opinions as are necessary, or as the Bank may reasonably require, to consummate the transactions contemplated under this Agreement, all fully executed.

3.02 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT AND/OR ADVANCES. The obligation of the Bank to make any extensions of credit and/or each Advance to or on account of the Borrowers (including the initial extension of credit and/or the first Advance) shall be subject to the further conditions precedent that, as of the date of each extension of credit or Advance and after the making of such extension of credit or Advance:

     A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Section entitled "Representations and Warranties" herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

     B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     C. SUBSEQUENT APPROVALS, ETC. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

3.03 REAFFIRMATION OF STATEMENTS. For the purposes hereof, any Borrower's acceptance of the proceeds of any extension of credit and any Borrower's execution or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrowers' representation and warranty that the statements set forth above in this Section are true and correct.

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                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

The Borrowers hereby make the following representations and warranties to the Bank, which representations and warranties are continuing:

4.01 STATUS.

     A. TAG-IT, INC. Tag-It, Inc. is a corporation duly organized and validly existing under the laws of the State of California and is properly licensed, qualified, to do business and in good standing in, and, where necessary to maintain such Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

     B. PACIFIC TRIM & BELT, INC. Pacific Trim & Belt, Inc. is a corporation duly organized and validly existing under the laws of the State of California and is properly licensed, qualified to do business and in good standing in and, where necessary to maintain such Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

4.02 AUTHORITY. The execution, delivery and performance by the Borrowers of this Agreement and any instrument, document or agreement required hereunder have been duly authorized by each Borrower and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting any Borrower; (ii) require any consent or approval of the stockholders of any Borrower or violate any provision of the articles of incorporation or by-laws of any Borrower; or (iii) result in a breach of or constitute a default under any material agreement to which any Borrower is a party or by which it or their properties may be bound or affected.

4.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

4.04 FICTITIOUS TRADE STYLES. The Borrowers currently use no fictitious trade styles in connection with their business operations. The Borrowers shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

4.05 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been and which may hereafter be submitted by any Borrower to the Bank are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the respective Borrower's financial

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condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrowers represent and warrant that no material adverse change in any Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

4.06 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any Borrower's properties before any court or administrative agency which, if determined adversely to the respective Borrower, would have a material adverse effect on the Borrowers' financial condition or operations.

4.07 TITLE TO ASSETS. The Borrowers have good and marketable title to all of their respective assets and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Pertained Liens.

4.08 ERISA. If any Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

4.09 TAXES. The Borrowers have filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

4.10 ENVIRONMENTAL COMPLIANCE. The operations of the Borrowers comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrowers have obtained licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their ordinary operations, all such Environmental Permits are in good standing, and the Borrowers are in compliance with all material terms and conditions of such Environmental Permits; neither the Borrowers nor any of their present properties or operations are subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of any Borrower that would reasonably be expected to give rise to Environmental Claims; provided however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrowers. In addition, (i) the Borrowers do not have or maintain any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrowers have notified all of their employees of the existence, if any, of any health hazard arising from conditions of their employment and have met all notification requirements under Tide III of CERCLA and all other Environmental Laws.

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                                   SECTION V

                                   COVENANTS

The Borrowers covenant and agree, jointly and severally, that, during the term of this Agreement, and so long thereafter as the Borrowers are indebted to the Bank under this Agreement, Borrowers shall, unless the Bank otherwise consents in writing:

5.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. With respect to each Borrower, maintain and preserve their existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct their business in accordance with all applicable laws, rules and regulations.

5.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owing similar properties in the same general areas in which the Borrowers operate and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall be in an amount not less than the full replacement value thereof, at the Bank's request, shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon ten
(10) days' prior written notice to the Bank. Upon the Bank's request, the Borrowers shall furnish the Bank with the original policy or binder of all such insurance.

5.03 MAINTENANCE OF PROPERTIES. The Borrowers shall maintain and preserve all their properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

5.04 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of their liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, any Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

5.05 INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrowers and to discuss the business and operations of the Borrowers with any employee or representative thereof. If the Borrowers now or at any time hereafter maintain any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrowers hereby agree to notify such third party to permit the Bank free access to such records at all reasonable times and to

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provide the Bank with copies of any records it may request, all at the
Borrowers' expense, the amount of which shall be payable immediately upon demand.

5.06 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank the following information and reports in form and detail satisfactory to the Bank, which information and reports shall be provided with respect to each Borrower except that such information may be provided on a joint or consolidated basis when appropriate and with the approval of the Bank:

     A. ANNUAL STATEMENTS. Not later than 90 days after the end of each of the Borrowers' fiscal years, a copy of the annual financial report of each Borrower for such year, which report shall be a CPA audited report.

     B. RECEIVABLES AND PAYABLES AGINGS. Not later than 30 days after the end of each month, an aging of accounts receivable and an aging of accounts payable.

     C. INTERIM STATEMENTS. Not later than 30 days after the end of each calendar month with the exception of the end of the month which represents the company's fiscal year end which will be not later than 60 days after the end of such fiscal month, a copy of the consolidating monthly financial statements, which report shall be prepared by the company.

     D. QUARTERLY FINANCIAL STATEMENTS. Not later than 45 days after the end of each calendar quarter, a copy of the quarterly financial statements on SEC form 10-Q.

     E. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrowers or any Guarantor as the Bank may reasonably request.

5.07 GENERAL PLEDGE OF PROPERTY IN POSSESSION OF BANK. To secure payment of all of the Borrowers' Obligations under this Agreement and performance of all of the terms, covenants and agreements contained herein, the Borrowers hereby grant to the Bank a security interest in and to all monies, and property of the Borrowers now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Borrowers may become entitled to receive on account of such property.

5.08 PAYMENT OF DIVIDENDS. Tag-It and Pacific Trim & Belt, Inc. shall not declare or pay any dividends on any class of its respective stock now or hereafter outstanding except dividends payable solely in the corporation's capital stock and except dividends for the payment of corporate income taxes and management fees incurred by the holding company.

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5.09 REDEMPTION OR REPURCHASE OF STOCK. Tag-It, Inc. and Pacific Trim & Belt,
Inc. shall not redeem or repurchase any class of its respective corporate stock nor or hereafter outstanding.

5.10 ADDITIONAL INDEBTEDNESS. Not, after the date hereof, create, incur or assume, directly or indirectly, any liability or indebtedness other than (i) indebtedness owed or to be owed to the Bank, (ii) indebtedness to trade creditors incurred in the ordinary course of the Borrowers' business, or (iii) except purchase money.

5.11 LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of any Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted.

5.12 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrowers' properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens or as otherwise provided in this Agreement and except for liens or encumbrances except purchase money.

5.13 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any assets of any Borrower except in the ordinary course of business as presently conducted by the Borrowers, and then, only for full, fair and reasonable consideration.

5.14 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in any Borrower's financial structure or in the nature of any Borrower's business as existing or conducted as of the date of this Agreement.

5.15 FINANCIAL CONDITION. Maintain at all times (without respect to each Borrower separately):

     A. NET WORTH. A minimum Effective Tangible Net Worth of not less than $3,000,000.00.

     B. DEBT TO NET WORTH RATIO. A Debt to Effective Tangible Net Worth ratio of not more than 2.00 to 1.00

     C. CURRENT RATIO. A ratio of current assets to current liabilities of not less than 1.40 to 1.00.

     D. PROFITABILITY. The borrower shall not have consecutive quarterly losses.

5.16 ENVIRONMENTAL COMPLIANCE.  The Borrowers shall:

     A. Conduct the Borrowers' operations and keep and maintain all of their properties in compliance with all Environmental Laws.

     B. Give prompt written notice to the Bank, but in no event later than 10 days after becoming aware, of the following: (1) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Borrower or any of their affiliates or any of their respective properties pursuant to any applicable Environmental Laws,
     (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of any Borrower or their affiliates that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

     C. Upon the written request of the Bank, the Borrowers shall submit to the Bank, at their sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to this Section.

     D. At all times indemnify and hold harmless the Bank from and against any and all liability arising out of any Environmental Claims.

5.17 NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which any Borrower is a party and in which the claim or liability exceeds $25,000.00; and
(iii) other matters which have resulted in, or might result in a material adverse change in the financial condition or business operations of any Borrower.

                                   SECTION VI

                               EVENTS OF DEFAULT

Any one or more of the following described events shall constitute an event of default under this Agreement:

6.01 NON-PAYMENT. The Borrowers shall fail to pay any Obligations within 10 days of when due.

6.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrowers shall fail in any material respect to perform or observe of any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of any Borrower (whether owed to the Bank or third persons), and any such failure

(exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrowers of the existence and character of such Event or Default.

6.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by any Borrower under or in connection with this Agreement or any financial statement given by any Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

6.04 INSOLVENCY. Any Borrower or any Guarantor shall: (i) become insolvent or be unavailable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

6.05 EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of any Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

6.06 REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

6.07 SUSPENSION. Any Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

6.08 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of Tag-It, Inc. and Pacific Trim & Belt, Inc.

                                  SECTION VII

                              REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

7.01 ACCELERATION. Declare any or all of the Borrowers' indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

7.02 CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrowers under this Agreement or under any other agreement now existing or hereafter entered into between the Borrowers and the Bank.

7.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrowers' obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

7.04 LETTERS OF CREDIT. In addition to any other remedies available to the Bank under this Agreement or otherwise, the Bank may require the Borrowers to pay immediately the Bank, for application against any drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrowers to the Bank shall be repaid to the Borrowers without interest.

7.05 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrowers and the Bank, or otherwise.

                                  SECTION VII

                            MISCELLANEOUS PROVISIONS

8.01 DEFAULT INTEREST RATE. If an Event of Default has occurred and is continuing, the Bank, at its option, may require the Borrowers to pay to the Bank interest or any Indebtedness or amount payable under this Agreement at a rate which is 3 % in excess of the rate or rates otherwise then in effect under this Agreement.

8.02 REIMBURSEMENT OF CERTAIN COSTS IN CONNECTION WITH LETTERS OF CREDIT. The Borrowers shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letters of Credit.

8.03 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrowers shall now or hereafter give, or cause to be given, to the Bank.

8.04 DISPUTE RESOLUTION.

     A. DISPUTES. It is understood and agreed that, upon the request of any party to this Agreement, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law. legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement, or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts, (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

     B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

     C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's attorneys' fees and costs.

     This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or if so secured, all parties consent to such submission.

     As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

     D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of
     Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

     E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

8.05 WAIVER OF JURY. The Borrowers and the Bank hereby expressly and voluntarily waive any and all rights, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, to demand a trial by jury in any action, matter, claim or cause of action whatsoever arising out of or in any way related to this Agreement or any other agreement, document or transaction contemplated hereby.

8.06 RESTRUCTURING EXPENSES. In the event the Bank and the Borrowers negotiate for, or enter into, any restructuring, modification or refinancing of the Indebtedness under this Agreement for the purposes of remedying an Event of Default, The Bank, may require the Borrowers to reimburse all of the Bank's costs and expenses incurred in connection therewith, including, but not limited to reasonable attorneys' fees and the costs of any audit or appraisals required by the Bank in connection with such restructuring, modification or refinancing.

8.07 ATTORNEYS' FEES. In the event of any suit, mediation, arbitration or other action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

8.08 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

8.09 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

8.10 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

8.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrowers agree that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to any Borrower and any guarantor.

8.12 JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

8.13 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

8.14 ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

IN WITNESS, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                    BORROWERS:

SANWA BANK CALIFORNIA                    TAG-IT, INC.

By:   /s/ Linda Tobman                   By:    /s/ Colin Dyne
   -----------------------------             -----------------------------
   Linda Tobman, Authorized Officer            Colin Dyne, Chief Executive
                                               Officer of Tag-It, Inc.
Address:
                                         By:    /s/ Francis Shisato
                                             -------------------------------
Beverly Hills Office                           Francis Shisato, Chief Financial
9401 Wilshire Boulevard                        Officer of Tag-It, Inc.
Beverly Hills, CA 90212
                                         Address:

                                         3820 South Hill
                                         Los Angeles, CA 90037

                                      PACIFIC TRIM & BELT, INC.

                                      By:    /s/ Colin Dyne
                                         -----------------------------------
                                             Colin Dyne, Chief Executive
                                             Officer of Pacific Trim & Belt,
                                             Inc.

                                      By:    /s/ Francis Shisato
                                         --------------------------------------
                                             Francis Shisato, Chief Financial
                                             Officer of Pacific Trim & Belt,
                                             Inc.

                                      Address:

                                      3820 South Hill
                                      Los Angeles, CA 90037